Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Edward Suydam, the Chief Executive Officer of Nano Mask, Inc. (“Nano Mask”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(i)

the accompanying Form 10-Q of Nano Mask for the quarter ended March 31, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Nano Mask.

/s/ Edward Suydam

Edward Suydam

Chief Executive Officer (Principal Executive Officer)

Nano Mask, Inc.

August 1, 2011